EXHIBIT NO. 99.(a) 3

MFS SERIES TRUST VII

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF SERIES

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated June 24, 2010, as amended (the “Declaration”), of MFS Series Trust VII, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby certify that MFS Asia Pacific Ex-Japan Fund, MFS European Equity Fund, and MFS Latin American Equity Fund, each a series of the Trust, have been terminated.

CHANGE OF PRINCIPAL OFFICE

Pursuant to Section 9.3 of the Declaration, the undersigned, constituting a majority of the Trustees of the Trust, hereby amend Section 10.3 of the Declaration to read in its entirety as follows:

“Section 10.3.  Principal Office.  The principal office of the Trust is 111 Huntington Avenue, Boston, Massachusetts 02199.  The Trustees, without a vote of Shareholders, may change the principal office of the Trust.”

1006121

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of October 15, 2014, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER	JOHN P. KAVANAUGH
Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MAUREEN R. GOLDFARB	ROBIN A. STELMACH
Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199

DAVID H. GUNNING	LAURIE J. THOMSEN
David H. Gunning c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

WILLIAM R. GUTOW	ROBERT W. UEK
William R. Gutow c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert W. Uek c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MICHAEL HEGARTY
Michael Hegarty c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199